Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Thomas B. Neff, Chief Executive Officer of FibroGen, Inc. (the “Company”), and Pat Cotroneo, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 29, 2016

/s/ Thomas B. Neff	/s/ Pat Cotroneo
Thomas B. Neff Chief Executive Officer	Pat Cotroneo Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of FibroGen, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.